UNION PLANTERS CORPORATION

ANALYST INFORMATION

DECEMBER 31, 2001

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

UNAUDITED

INCOME STATEMENT
	THREE MONTHS	TWELVE MONTHS
INTEREST INCOME (TE)	$539,178	$2,408,727
INTEREST EXPENSE	204,791	1,098,119
NET INTEREST INCOME	334,387	1,310,608
LOAN LOSS PROVISION	35,830	131,963

NONINTEREST INCOME
INVESTMENT SECURITIES GAINS (LOSSES)	648	9,582
TRADING ACCOUNT	1,894	8,120
FOREIGN EXCHANGE	(A)	(A)
TRUST REVENUE	6,935	27,961
MERCHANT SERVICING INCOME	34,126	65,518
MORTGAGE BANKING REVENUE	43,679	182,368
SERVICE CHARGES ON DEPOSITS	54,940	218,341
FACTORING COMMISSIONS AND FEES	9,361	38,061

INVESTMENTS AND INSURANCE
INSURANCE COMMISSIONS	3,777	16,649
ANNUITY SALES INCOME	5,728	18,258
BROKERAGE FEE INCOME	4,187	15,984
ATM TRANSACTION FEES	8,222	30,774

GAIN ON SALE OF BRANCHES AND OTHER SELECTED ASSETS	73	1,325
GAIN ON SALE OF BRANCHES RE: UPEXCEL	24,884	43,470
GAIN ON SALE OF MERCHANT SERVICES PORTFOLIO	23,350	23,350
OTHER INCOME	(559)	69,910
TOTAL NONINTEREST INCOME	221,245	769,671

NONINTEREST EXPENSE
SALARIES AND BENEFITS	132,485	537,060
OCCUPANCY EXPENSE	26,347	104,727
EQUIPMENT EXPENSE	22,722	89,371
GOODWILL AND OTHER INTANGIBLES AMORT. (F)	16,444	65,596
MORTGAGE SERVICING INTANGIBLES	27,494	57,582
UPEXCEL PROJECT EXPENSES	12,014	29,894
GAIN ON SALE OF FIXED ASSETS RE: UPEXCEL	(86)	(2,249)
WRITE-OFF OF EQUITY INVESTMENT AND SOFTWARE	3,209	6,999
OTHER EXPENSES	91,377	349,282
TOTAL NONINTEREST EXPENSE	332,006	1,238,262

EARNINGS BEFORE TAXES (TE)	187,796	710,054
TAX-EQUIVALENT ADJUSTMENT	8,282	34,635
REPORTED EARNINGS BEFORE TAXES	179,514	675,419
TAXES	63,660	231,869
NET INCOME	115,854	443,550

RETURN ON AVERAGE ASSETS	1.38	1.30
RETURN ON AVERAGE COMMON EQUITY	14.39	14.34
RETURN ON AVERAGE TANGIBLE ASSETS	1.42	1.33
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	20.47	20.83

PER SHARE DATA	THREE MONTHS	TWELVE MONTHS
NET EARNINGS
BASIC	0.84	3.22
DILUTED	0.83	3.20

COMMON DIVIDEND PER SHARE	0.50	2.00
EOP COMMON BOOK VALUE		23.34
EOP COMMON TANGIBLE BOOK VALUE (B)		16.60
HIGH COMMON STOCK PRICE	45.63	46.94
LOW COMMON STOCK PRICE	38.07	34.70

CREDIT QUALITY DATA
NONACCRUAL LOANS EXCLUDING FHA/VA		234,405
RENEGOTIATED LOANS		868
ORE, NET		65,661
FORECLOSED PROPERTY		1,128
TOTAL NONPERFORMING ASSETS		302,062

LOANS 90 DAYS PAST DUE EXCLUDING FHA/VA		173,092

FHA/VA GOVERNMENT INSURED/GUARANTEED LOANS
NONACCRUAL		1,872
LOANS 90 DAYS PAST DUE		47,612

GROSS CHARGE-OFFS	46,679	192,546
RECOVERIES	10,849	64,863
NET CHARGE-OFFS	35,830	127,683

DECREASE DUE TO SALE OF LOANS	264	3,555
INCREASE IN ALLOWANCE DUE TO ACQUISTIONS	0	5,753

SHARE INFORMATION
EOP SHARES OUTSTANDING (IN THOUSANDS)		137,409
EOP SERIES E PREFERRED SHARES OUTSTANDING		644
EOP SHARES OUTSTANDING ASSUMING
CONVERSION OF CONVERTIBLE PREFERRED STOCK		138,214

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	137,319	137,029
DILUTED	139,094	138,695

COMMON DIVIDENDS	68,688	273,256
PREFERRED DIVIDENDS - SERIES E CONVERTIBLE	322	1,388
DATE OF LAST CASH DIVIDEND INCREASE (QUARTERLY		1-15-98
DIVIDEND WAS INCREASED TO $.50 PER SHARE)

PARENT COMPANY DATA
PARENT COMPANY GOODWILL		0

PARENT COMPANY EQUITY INVESTMENT IN SUBS		3,431,686

AVERAGE BALANCE SHEET DATA

	THREE MONTHS	TWELVE MONTHS

TOTAL LOANS AND LEASES EXCLUDING FHA/VA GOVERNMENT -INSURED/GUARANTEED LOANS (C)	$24,828,673	$25,108,277
FHA/VA GOVERNMENT-INSURED/GUARANTEED LOANS	236,255	252,924
TOTAL SECURITIES	4,784,226	5,497,020
OTHER EARNING ASSETS	363,991	336,806
TOTAL EARNING ASSETS	30,213,145	31,195,027
RESERVE FOR LOANS AND LEASES	343,387	340,422
GOODWILL AND OTHER INTANGIBLES	946,004	959,934
TOTAL ASSETS	33,295,308	34,209,871

MONEY MARKET ACCOUNTS	5,428,655	4,649,833
INTEREST-BEARING CHECKING	3,174,369	3,143,605
SAVINGS DEPOSITS	1,312,520	1,346,492
OTHER CONSUMER TIME	7,386,622	8,176,438
CDs > $100,000	1,705,737	2,012,495
SHORT-TERM BORROWINGS (D)	3,092,501	4,236,922
INTERMEDIATE AND LONG-TERM BORROWINGS (E)	2,743,305	2,651,693
TOTAL INTEREST-BEARING LIABILITIES	24,843,709	26,217,478
DEMAND DEPOSITS	4,419,837	4,141,565
CONVERTIBLE PREFERRED EQUITY	16,304	18,091
COMMON EQUITY	3,185,650	3,082,854
TOTAL EQUITY	3,201,954	3,100,945

OTHER INFORMATION

TAX (BENEFIT) APPLICABLE TO SECURITIES TRANSACTIONS	252	3,526
NUMBER OF BANKING SUBSIDIARIES		4
DOMESTIC BANK BRANCHES (FULL SERVICE AND LIMITED SERVICE)		764
NUMBER OF ATM LOCATIONS		964
EMPLOYEES (FTE)		11,797
FORECLOSED PROPERTY EXPENSE	2,827	7,391
FORECLOSED PROPERTY INCOME	1,000	4,625

PERIOD END BALANCE SHEET

TWELVE MONTHS

TOTAL LOANS AND LEASES EXCLUDING FHA/VA GOVERNMENT-INSURED/GUARANTEED LOANS (C)	$23,029,288
FHA/VA GOVERNMENT INSURED/ GUARANTEED LOANS	133,751
RESERVE FOR LOANS AND LEASES	341,930

AVAILABLE FOR SALE INVESTMENT SECURITIES
AMORTIZED COST	4,694,248
FAIR VALUE	4,780,629

EARNING ASSETS	30,137,038
ASSETS	33,197,604
GOODWILL	780,612
PURCHASED CREDIT CARD RELATIONSHIPS	0
OTHER INTANGIBLES (F)	146,695
TOTAL INTANGIBLES	927,307
MORTGAGE INTANGIBLES	150,303
FOREIGN LOANS	(A)
DEMAND DEPOSITS	4,509,944
CDs > $100,000	1,602,117
TOTAL DEPOSITS	23,430,502
SHORT-TERM BORROWINGS (D)	3,076,679

LONG-TERM DEBT
SUBORDINATED DEBT-PARENT COMPANY	673,353
SUBORDINATED DEBT-SUBSIDIARY BANK (H)	300,682
TRUST PREFERRED SECURITIES (TruPS)	199,115
ASSET BACKED CERTIFICATES	100,000
SENIOR NOTES (H)	0
FEDERAL HOME LOAN BANK ADVANCES (H)	1,461,190
OTHER	2,359

MINORITY INTERESTS	0
CONVERTIBLE PREFERRED EQUITY	16,101
COMMON EQUITY	3,207,640
TOTAL EQUITY	3,223,741
UNREALIZED GAIN - NET OF TAX (FAS115)	54,564

CAPITAL ADEQUACY
TIER I CAPITAL	2,441,933
TIER II CAPITAL	(G)
RISK-ADJUSTED ASSETS	(G)
LEVERAGE RATIO	7.56

NOTES

(A) NOT PRESENTED DUE TO IMMATERIALITY.

(B) CALCULATED DEDUCTING GOODWILL AND ALL OTHER INTANGIBLES. DOES NOT DEDUCT MORTGAGE

       SERVICING RIGHTS.

(C) AMOUNTS SHOWN FOR AVERAGE LOANS ARE NET OF UNEARNED AND GROSS OF RESERVE

      AND INCLUDE LOANS HELD FOR RESALE. AMOUNTS SHOWN FOR PERIOD END LOANS

      ARE NET OF UNEARNED AND GROSS OF RESERVE BUT DO NOT INCLUDE LOANS

      HELD FOR RESALE.

(D) INCLUDES THE FOLLOWING:

	PERIOD-END	AVERAGE BALANCE	AVERAGE BALANCE
DECEMBER 31, 2001	BALANCE	THREE MONTHS ENDED	TWELVE MONTHS ENDED

FEDERAL FUNDS PURCHASED	$1,266,804	$1,222,007	$1,612,318
SECURITIES SOLD UNDER AGREEMENTS
TO REPURCHASE	1,408,134	1,468,767	1,586,670
SHORT-TERM FEDERAL HOME LOAN BANK ADVANCES	400,000	400,000	1,035,616
SHORT-TERM SENIOR NOTES	0	0	0
OTHER	1,741	1,727	2,317
	$3,076,679	$3,092,501	$4,236,921

(E) INCLUDES THE FOLLOWING:

AVERAGE BALANCE	THREE MONTHS ENDED	TWELVE MONTHS ENDED
	DECEMBER 31, 2001	DECEMBER 31, 2001

FEDERAL HOME LOAN BANK ADVANCES*	$1,461,398	$1,411,805
SUBORDINATED DEBT-PARENT COMPANY	673,328	595,312
MEDIUM-TERM SENIOR NOTES	6,304	41,863
TRUST PREFERRED SECURITIES (TRuPS)	199,111	199,098
ASSET BASED CERTIFICATES	100,000	100,000
SUBORDINATED DEBT-SUBSIDIARY BANK	300,705	300,773
OTHER LONG-TERM DEBT	2,459	2,842
	$2,743,305	$2,651,693

* ORIGINAL MATURITY GREATER THAN ONE YEAR

(F) OTHER INTANGIBLES ARE PRIMARILY CORE DEPOSIT PREMIUMS

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31, 2001		DECEMBER 31, 2001
	BEFORE TAX	AFTER TAX	BEFORE TAX	AFTER TAX
GOODWILL AMORTIZATION	$12,256	$10,483	$48,440	$41,340
OTHER INTANGIBLES AMORTIZATION	4,188	3,541	17,156	14,453
TOTAL	$16,444	$14,024	$65,596	$55,793

(G) AVAILABLE 45 DAYS AFTER QUARTER END.

(H) OBLIGATIONS OF SUBSIDIARY BANKS.

(I) ON FEBRUARY 12, 2001, UNION PLANTERS ACQUIRED JEFFERSON SAVINGS BANCORP, INC. OF BALLWIN, MISSOURI, THE PARENT OF JEFFERSON HERITAGE BANK, A FEDERAL SAVINGS BANK. UNION PLANTERS EXCHANGED APPROXIMATELY 4.4 MILLION SHARES OF ITS COMMON STOCK FOR ALL OF THE OUTSTANDING SHARES OF JEFFERSON SAVINGS. THE ACQUISITION WAS ACCOUNTED FOR AS A PURCHASE.

  TE = TAXABLE-EQUIVALENT

FTE = FULL-TIME EQUIVALENT

A BALANCE SHEET, INCOME STATEMENT, AND OTHER SUPPLEMENTAL DATA MAY BE VIEWED

ON OUR WEB SITE AT WWW.UNIONPLANTERS.COM. CLICK ON THE 'FINANCIAL REPORTS' BUTTON,

THEN ON THE 'INVESTOR INFORMATION' BUTTON.